Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

ROLLING MEADOWS, IL, January 31, 2019 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2018. Management will host a webcast conference call to discuss these results on Thursday, January 31, 2019 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 11. A new revenue recognition accounting standard was adopted as of January 1, 2018, using the full retrospective method to restate each prior reporting period presented. Accordingly, all 2017 amounts have been restated from previously reported information.

“We finished 2018 with a fantastic fourth quarter,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Total company fourth quarter 2018 diluted net earnings per share was $0.63 and total company adjusted diluted net earnings per share was $0.53, up 62% and 15%, respectively.

Our brokerage and risk management segments combined in fourth quarter 2018 to post:

•	Total revenue growth of 11.1%, of which 5.8% was organic revenue growth.

•	Net earnings growth of 47%, EBITDAC growth of 18% and adjusted EBITDAC growth of 15%.

•	We improved net earnings margin by 212 basis points and adjusted EBITDAC margin by 45 basis points.

•	We completed 19 tuck-in acquisitions with estimated annualized revenues of $90 million.

For the full year 2018, our results were excellent and improved over a very strong full year 2017. Our brokerage and risk management segments combined in 2018 to post:

•	Total revenue growth of 10.8%, of which 5.9% was organic revenue growth.

•	Net earnings growth of 37%, EBITDAC growth of 13% and adjusted EBITDAC growth of 12%.

•	We improved net earnings margin by 243 basis points and adjusted EBITDAC margin by 40 basis points.

•	We completed 48 tuck-in acquisitions with estimated annualized revenue of $340 million.

In addition, our clean energy investments had a terrific fourth quarter and full year 2018, posting net earnings of $22.0 million and $118.6 million, respectively.

We have excellent momentum coming into 2019. The insurance rate environment and exposure growth continue to be a slight revenue tailwind for Gallagher in most geographies. This is an excellent environment for our professionals to demonstrate their expertise, their market knowledge and our capabilities.

Additionally, we have a very strong pipeline of tuck-in acquisitions globally. Thus far in January we have already announced seven acquisitions for approximately $130 million of annualized revenue. Most importantly, our unique client sales and service culture is stronger than ever across the world.”

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Summary of Financial Results – Fourth Quarter

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	4th Q 2018		4th Q 2017		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$1,001.8	$1,001.2	$895.4	$882.5	12%	13%
Organic revenues		$912.2		$863.6		5.6%
Net earnings	$84.3		$58.7		44%
Net earnings margin	8.4%		6.6%		+185 bpts
Adjusted EBITDAC		$225.6		$194.8		16%
Adjusted EBITDAC margin		22.5%		22.1%		+46 bpts
Diluted net earnings per share	$0.44	$0.53	$0.32	$0.39	38%	36%

Risk Management Segment
Revenues before reimbursements	$202.2	$202.2	$188.4	$186.7	7%	8%
Organic revenues		$199.0		$186.5		6.7%
Net earnings	$20.4		$12.6		62%
Net earnings margin (before reimbursements)	10.1%		6.7%		+340 bpts
Adjusted EBITDAC		$34.9		$31.9		9%
Adjusted EBITDAC margin (before reimbursements)		17.3%		17.1%		+17 bpts
Diluted net earnings per share	$0.11	$0.09	$0.07	$0.08	57%	13%

Corporate Segment
Diluted net earnings (loss) per share	$0.08	$(0.09)	$—	$(0.01)

Total Company
Diluted net earnings per share	$0.63	$0.53	$0.39	$0.46	62%	15%

Summary of Financial Results – Year Ended December 31, 2018

Reconciliations of non-GAAP measures begin on page 4

(Dollars in millions, except per share data)	Year 2018		Year 2017		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$4,246.9	$4,236.7	$3,815.1	$3,824.7	11%	11%
Organic revenues		$3,960.2		$3,749.0		5.6%
Net earnings	$573.2		$414.7		38%
Net earnings margin	13.5%		10.9%		+263 bpts
Adjusted EBITDAC		$1,172.4		$1,043.0		12%
Adjusted EBITDAC margin		27.7%		27.3%		+40 bpts
Diluted net earnings per share	$3.02	$3.24	$2.23	$2.50	35%	30%

Risk Management Segment
Revenues before reimbursements	$798.3	$798.3	$737.4	$734.7	8%	9%
Organic revenues		$786.3		$734.2		7.1%
Net earnings	$70.4		$55.7		26%
Net earnings margin (before reimbursements)	8.8%		7.6%		+127 bpts
Adjusted EBITDAC		$138.7		$126.1		10%
Adjusted EBITDAC margin (before reimbursements)		17.4%		17.2%		+21 bpts
Diluted net earnings per share	$0.38	$0.37	$0.31	$0.32	23%	16%

Corporate Segment
Diluted net earnings per share	$—	$(0.16)	$0.10	$0.18

Total Company
Diluted net earnings per share	$3.40	$3.45	$2.64	$3.00	29%	15%

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Quarter Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before Reimbursements		Net Earnings		EBITDAC		Diluted Net Earnings Per Share
Segment	4th Q 18	4th Q 17	4th Q 18	4th Q 17	4th Q 18	4th Q 17	4th Q 18	4th Q 17	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,001.8	$895.4	$84.3	$58.7	$210.6	$175.4	$0.44	$0.32	38%
Gains on book sales	(0.6)	(0.3)	(0.5)	(0.2)	(0.6)	(0.3)	—	—
Acquisition integration	—	—	0.9	3.9	1.2	5.1	—	0.02
Workforce & lease termination	—	—	9.0	12.1	12.0	15.7	0.05	0.07
Acquisition related adjustments	—	—	7.7	(1.5)	2.4	1.4	0.04	(0.01)
Levelized foreign currency translation	—	(12.6)	—	(1.0)	—	(2.5)	—	(0.01)

Brokerage, as adjusted *	1,001.2	882.5	101.4	72.0	225.6	194.8	0.53	0.39	36%

Risk Management, as reported	202.2	188.4	20.4	12.6	33.8	31.6	0.11	0.07	57%
Workforce & lease termination	—	—	0.8	0.2	1.1	0.3	—	—
Acquisition related adjustments	—	—	(4.2)	1.2	—	—	(0.02)	0.01
Levelized foreign currency translation	—	(1.7)	—	0.1	—	—	—	—

Risk Management, as adjusted *	202.2	186.7	17.0	14.1	34.9	31.9	0.09	0.08	13%

Corporate, as reported	419.3	401.7	23.1	7.2	(52.5)	(46.6)	0.08	—
Corporate legal entity restructuring	—	—	(22.0)	—	—	—	(0.12)	—
Impact of U.S. Tax Reform	—	—	(8.9)	(1.5)	—	2.5	(0.05)	(0.01)

Corporate, as adjusted *	419.3	401.7	(7.8)	5.7	(52.5)	(44.1)	(0.09)	(0.01)

Total Company, as reported	$1,623.3	$1,485.5	$127.8	$78.5	$191.9	$160.4	$0.63	$0.39	62%

Total Company, as adjusted *	$1,622.7	$1,470.9	$110.6	$91.8	$208.0	$182.6	$0.53	$0.46	15%

Total Brokerage & Risk
Management, as reported	$1,204.0	$1,083.8	$104.7	$71.3	$244.4	$207.0	$0.55	$0.39	41%

Total Brokerage & Risk
Management, as adjusted *	$1,203.4	$1,069.2	$118.4	$86.1	$260.5	$226.7	$0.62	$0.47	32%

*

For fourth quarter 2018, the pretax impact of the Brokerage segment adjustments totals $22.9 million, with a corresponding adjustment to the provision for income taxes of $5.8 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $(4.8) million, with a corresponding adjustment to the provision for income taxes of $(1.4) million relating to these items. There was no pretax impact of the Corporate segment adjustments, with an adjustment to the benefit for income taxes of $30.9 million. A detailed reconciliation of the 2018 and 2017 provision (benefit) for income taxes is shown on pages 16 and 17.

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Year Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before Reimbursements		Net Earnings		EBITDAC		Diluted Net Earnings Per Share
Segment	Year 18	Year 17	Year 18	Year 17	Year 18	Year 17	Year 18	Year 17	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$4,246.9	$3,815.1	$573.2	$414.7	$1,126.3	$988.8	$3.02	$2.23	35%
Gains on book sales	(10.2)	(3.4)	(7.9)	(2.4)	(10.2)	(3.4)	(0.04)	(0.01)
Acquisition integration	—	—	2.6	10.5	3.4	14.8	0.01	0.06
Workforce & lease termination	—	—	29.1	21.9	38.7	30.1	0.16	0.12
Acquisition related adjustments	—	—	16.3	16.7	14.2	9.1	0.09	0.09
Levelized foreign currency translation	—	13.0	—	1.8	—	3.6	—	0.01

Brokerage, as adjusted *	4,236.7	3,824.7	613.3	463.2	1,172.4	1,043.0	3.24	2.50	30%

Risk Management, as reported	798.3	737.4	70.4	55.7	134.0	125.7	0.38	0.31	23%
Workforce & lease termination	—	—	3.5	0.5	4.7	0.9	0.01	—
Acquisition related adjustments	—	—	(4.3)	0.8	—	—	(0.02)	0.01
Levelized foreign currency translation	—	(2.7)	—	(0.2)	—	(0.5)	—	—

Risk Management, as adjusted *	798.3	734.7	69.6	56.8	138.7	126.1	0.37	0.32	16%

Corporate, as reported	1,747.2	1,560.5	32.3	46.5	(213.9)	(213.9)	—	0.10
Corporate legal entity restructuring	—	—	(22.0)	—	—	—	(0.12)	—
Impact of U.S. Tax Reform	—	—	(8.9)	(1.5)	—	2.5	(0.04)	(0.01)
Litigation settlement	—	—	—	8.8	—	11.1	—	0.05
Home office lease termination/move	—	—	—	7.9	—	13.2	—	0.04

Corporate, as adjusted *	1,747.2	1,560.5	1.4	61.7	(213.9)	(187.1)	(0.16)	0.18

Total Company, as reported	$6,792.4	$6,113.0	$675.9	$516.9	$1,046.4	$900.6	$3.40	$2.64	29%

Total Company, as adjusted *	$6,782.2	$6,119.9	$684.3	$581.7	$1,097.2	$982.0	$3.45	$3.00	15%

Total Brokerage & Risk
Management, as reported	$5,045.2	$4,552.5	$643.6	$470.4	$1,260.3	$1,114.5	$3.40	$2.54	34%

Total Brokerage & Risk
Management, as adjusted *	$5,035.0	$4,559.4	$682.9	$520.0	$1,311.1	$1,169.1	$3.61	$2.82	28%

*

For the year ended December 31, 2018, the pretax impact of the Brokerage segment adjustments totals $53.5 million, with a corresponding adjustment to the provision for income taxes of $13.4 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $(1.3) million, with a corresponding adjustment to the provision for income taxes of $(0.5) million relating to these items. There was no pretax impact of the Corporate segment adjustments, with an adjustment to the benefit for income taxes of $30.9 million. A detailed reconciliation of the 2018 and 2017 provision (benefit) for income taxes is shown on pages 16 and 17.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 18	4th Q 17	Change	Year 18	Year 17	Change
Base Commissions and Fees
Commissions and fees, as reported	$916.9	$819.8	11.8%	$3,879.2	$3,496.1	11.0%
Less commissions and fees from acquisitions	(64.3)	—		(200.4)	—
Less disposed of operations	—	(3.8)		—	(18.2)
Levelized foreign currency translation	—	(11.0)		—	13.3

Organic base commissions and fees	$852.6	$805.0	5.9%	$3,678.8	$3,491.2	5.4%

Supplemental Revenues
Supplemental revenues, as reported	$45.9	$38.0	20.8%	$189.9	$158.0	20.2%
Less supplemental revenues from acquisitions	(0.4)	—		(1.5)	—
Levelized foreign currency translation	—	(0.6)		—	0.8

Organic supplemental revenues	$45.5	$37.4	21.7%	$188.4	$158.8	18.6%

Contingent Revenues
Contingent revenues, as reported	$15.6	$21.4	-27.1%	$98.0	$99.5	-1.5%
Less contingent revenues from acquisitions	(1.5)	—		(5.0)	—
Less disposed of operations	—	—		—	(0.6)
Levelized foreign currency translation	—	(0.2)		—	0.1

Organic contingent revenues	$14.1	$21.2	-33.5%	$93.0	$99.0	-6.1%

Total reported commissions, fees, supplemental revenues and contingent revenues	$978.4	$879.2	11.3%	$4,167.1	$3,753.6	11.0%
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(66.2)	—		(206.9)	—
Less disposed of operations	—	(3.8)		—	(18.8)
Levelized foreign currency translation	—	(11.8)		—	14.2

Total organic commissions, fees, supplemental revenues and contingent revenues *	$912.2	$863.6	5.6%	$3,960.2	$3,749.0	5.6%

Acquisition Activity			4th Q 18	4th Q 17	Year 18	Year 17
Number of acquisitions closed *			17	9	44	36
Estimated annualized revenues acquired (in millions)			$84.3	$29.3	$317.9	$159.0

*	In the fourth quarter of 2018, Gallagher issued 48,000 shares in tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		4th Q 18	4th Q 17	Year 18	Year 17
Compensation expense, as reported		$615.3	$555.9	$2,447.1	$2,212.3
Acquisition integration		(0.7)	(0.9)	(2.5)	(7.6)
Workforce and lease termination related charges		(11.0)	(8.9)	(32.3)	(21.4)
Acquisition related adjustments		(2.4)	(1.4)	(14.2)	(9.1)
Levelized foreign currency translation		—	(7.7)	—	8.7

Compensation expense, as adjusted		$601.2	$537.0	$2,398.1	$2,182.9

Reported compensation expense ratios using reported revenues on pages 3 and 4	*	61.4%	62.1%	57.6%	58.0%

Adjusted compensation expense ratios using adjusted revenues on pages 3 and 4	*	60.1%	60.9%	56.6%	57.1%

*

Reported fourth quarter compensation ratio was 0.7 pts lower than the same period in 2017. Adjusted fourth quarter compensation ratio was 0.8 pts lower than the same period in 2017. Both ratios were primarily impacted by two recent acquisitions, which have lower compensation ratios and higher operating expense ratios.

Operating Expense and Ratios			4th Q 18	4th Q 17	Year 18	Year 17
Operating expense, as reported			$175.9	$164.1	$673.5	$614.0
Acquisition integration			(0.5)	(4.2)	(0.9)	(7.2)
Workforce and lease termination related charges			(1.0)	(6.8)	(6.4)	(8.7)
Levelized foreign currency translation			—	(2.4)	—	0.7

Operating expense, as adjusted			$174.4	$150.7	$666.2	$598.8

Reported operating expense ratios using reported revenues on pages 3 and 4	*		17.6%	18.3%	15.9%	16.1%

Adjusted operating expense ratios using adjusted revenues on pages 3 and 4	*	*	17.4%	17.1%	15.7%	15.7%

*

Reported fourth quarter operating expense ratio was 0.7 pts lower than the same period in 2017. This ratio was primarily impacted by a non-cash lease termination charge taken in the prior year quarter, partially offset by two recent acquisitions which have lower compensation ratios and higher operating expense ratios.

**

Adjusted fourth quarter operating expense ratio was 0.3 pts higher than the same period in 2017. This ratio was primarily impacted by two recent acquisitions which have lower compensation ratios and higher operating expense ratios.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 18	4th Q 17	Change	Year 18	Year 17	Change
Net earnings, as reported	$84.3	$58.7	43.6%	$573.2	$414.7	38.2%
Provision for income taxes	27.2	34.4		191.0	221.2
Depreciation	15.5	15.9		60.9	61.8
Amortization	75.7	64.9		286.9	261.8
Change in estimated acquisition earnout payables	7.9	1.5		14.3	29.3

EBITDAC	210.6	175.4	20.1%	1,126.3	988.8	13.9%
Gains from books of business sales	(0.6)	(0.3)		(10.2)	(3.4)
Acquisition integration	1.2	5.1		3.4	14.8
Workforce and lease termination related charges	12.0	15.7		38.7	30.1
Acquisition related adjustments	2.4	1.4		14.2	9.1
Levelized foreign currency translation	—	(2.5)		—	3.6

EBITDAC, as adjusted	$225.6	$194.8	15.8%	$1,172.4	$1,043.0	12.4%

Net earnings margin, as reported using reported revenues on pages 3 and 4	8.4%	6.6%	+185 bpts	13.5%	10.9%	+263 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 3 and 4	22.5%	22.1%	+46 bpts	27.7%	27.3%	+40 bpts

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 18	4th Q 17	Change	Year 18	Year 17	Change
Fees	$199.6	$187.0	6.7%	$789.3	$732.2	7.8%
International performance bonus fees	2.5	1.2		8.5	4.6

Fees as reported	202.1	188.2	7.4%	797.8	736.8	8.3%
Less fees from acquisitions	(3.1)	—		(11.5)	—
Levelized foreign currency translation	—	(1.7)		—	(2.6)

Organic fees	$199.0	$186.5	6.7%	$786.3	$734.2	7.1%

Acquisition Activity			4th Q 18	4th Q 17	Year 18	Year 17
Number of acquisitions closed			2	—	4	3
Estimated annualized revenues acquired (in millions)			$5.7	$—	$21.9	$13.3

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		4th Q 18	4th Q 17	Year 18	Year 17
Compensation expense, as reported		$127.0	$113.3	$489.7	$446.9
Workforce and lease termination related charges		(1.1)	(0.3)	(4.3)	(0.9)
Levelized foreign currency translation		—	(1.2)	—	(1.7)

Compensation expense, as adjusted		$125.9	$111.8	$485.4	$444.3

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 3 and 4	*	62.8%	60.1%	61.3%	60.6%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 3 and 4	*	62.3%	59.9%	60.8%	60.5%

*

Reported fourth quarter compensation ratio was 2.7 pts higher than the same period in 2017. Adjusted fourth quarter compensation ratio was 2.4 pts higher than the same period in 2017. Both ratios were primarily impacted by increased incentive compensation.

Operating Expense and Ratios		4th Q 18	4th Q 17	Year 18	Year 17
Operating expense, as reported		$41.4	$43.5	$174.6	$164.8
Workforce and lease termination related charges		—	—	(0.4)	—
Levelized foreign currency translation		—	(0.5)	—	(0.5)

Operating expense, as adjusted		$41.4	$43.0	$174.2	$164.3

Reported operating expense ratios using reported revenues (before reimbursements) on pages 3 and 4	*	20.5%	23.1%	21.9%	22.4%

Adjusted operating expense ratios using adjusted revenues (before reimbursements) on pages 3 and 4	*	20.5%	23.0%	21.8%	22.4%

*

Reported fourth quarter operating expense ratio was 2.6 pts lower than the same period in 2017. Adjusted fourth quarter operating expense ratio was 2.5 pts lower than the same period in 2017. Both ratios were partially impacted by a favorable settlement in our business insurance program and savings in professional fees.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 18	4th Q 17	Change	Year 18	Year 17	Change
Net earnings, as reported	$20.4	$12.6	61.9%	$70.4	$55.7	26.4%
Provision for income taxes	7.4	8.3		25.3	34.4
Depreciation	10.4	8.0		38.7	31.1
Amortization	1.1	0.8		4.3	2.9
Change in estimated acquisition earnout payables	(5.5)	1.9		(4.7)	1.6

EBITDAC	33.8	31.6	7.0%	134.0	125.7	6.6%
Workforce and lease termination related charges	1.1	0.3		4.7	0.9
Levelized foreign currency translation	—	—		—	(0.5)

EBITDAC, as adjusted	$34.9	$31.9	9.4%	$138.7	$126.1	10.0%

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 3 and 4	10.1%	6.7%	+340 bpts	8.8%	7.6%	+127 bpts

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 3 and 4	17.3%	17.1%	+17 bpts	17.4%	17.2%	+21 bpts

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	4th Q 18			4th Q 17
Components of Corporate Segment, as reported	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Interest and banking costs	$(37.4)	$9.7	$(27.7)	$(31.8)	$12.7	$(19.1)
Clean energy related (1)	(40.3)	62.3	22.0	(35.7)	60.4	24.7
Acquisition costs	(6.4)	0.7	(5.7)	(3.8)	0.7	(3.1)
Corporate	(19.9)	37.6	17.7	(18.1)	14.2	(3.9)
Impact of U.S. tax reform	(0.6)	8.9	8.3	(2.5)	4.0	1.5

Corporate, as reported	(104.6)	119.2	14.6	(91.9)	92.0	0.1
Adjustments
Corporate legal entity restructuring	—	(22.0)	(22.0)	—	—	—
Impact of U.S. tax reform	—	(8.9)	(8.9)	2.5	(4.0)	(1.5)

Components, as adjusted
Interest and banking costs	(37.4)	9.7	(27.7)	(31.8)	12.7	(19.1)
Clean energy related (1)	(40.3)	62.3	22.0	(35.7)	60.4	24.7
Acquisition costs	(6.4)	0.7	(5.7)	(3.8)	0.7	(3.1)
Corporate	(19.9)	15.6	(4.3)	(18.1)	14.2	(3.9)
Impact of U.S. tax reform	(0.6)	—	(0.6)	—	—	—

Corporate, as adjusted	$(104.6)	$88.3	$(16.3)	$(89.4)	$88.0	$(1.4)

	Year 2018			Year 2017
Components of Corporate Segment, as reported	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Interest and banking costs	$(141.9)	$36.9	$(105.0)	$(126.8)	$50.8	$(76.0)
Clean energy related (1)	(188.1)	306.7	118.6	(161.3)	294.0	132.7
Acquisition costs	(13.9)	1.5	(12.4)	(11.2)	2.9	(8.3)
Corporate	(65.8)	70.9	5.1	(68.1)	53.4	(14.7)
Impact of U.S. tax reform	(2.5)	(3.2)	(5.7)	(2.5)	4.0	1.5
Litigation settlement	—	—	—	(11.1)	2.3	(8.8)
Home office lease termination/move	—	—	—	(13.2)	5.3	(7.9)

Corporate, as reported	(412.2)	412.8	0.6	(394.2)	412.7	18.5
Adjustments
Corporate legal entity restructuring	—	(22.0)	(22.0)	—	—	—
Impact of U.S. tax reform	—	(8.9)	(8.9)	2.5	(4.0)	(1.5)
Litigation settlement	—	—	—	11.1	(2.3)	8.8
Home office lease termination/move	—	—	—	13.2	(5.3)	7.9

Components, as adjusted
Interest and banking costs	(141.9)	36.9	(105.0)	(126.8)	50.8	(76.0)
Clean energy related (1)	(188.1)	306.7	118.6	(161.3)	294.0	132.7
Acquisition costs	(13.9)	1.5	(12.4)	(11.2)	2.9	(8.3)
Corporate	(65.8)	48.9	(16.9)	(68.1)	53.4	(14.7)
Impact of U.S. tax reform	(2.5)	(12.1)	(14.6)	—	—	—
Litigation settlement	—	—	—	—	—	—
Home office lease termination/move	—	—	—	—	—	—

Adjusted full year	$(412.2)	$381.9	$(30.3)	$(367.4)	$401.1	$33.7

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

(1)

Pretax loss for the fourth quarter is presented net of amounts attributable to noncontrolling interests of $8.5 million in 2018 and $7.1 million in 2017. Pretax loss for the year ended December 31, is presented net of amounts attributable to noncontrolling interests of $31.7 million in 2018 and $28.0 million in 2017.

Interest and banking costs and debt - At December 31, 2018, Gallagher had $3,198.0 million of borrowings from private placements, $265.0 million of short-term borrowings under its line of credit facility and $154.0 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. In the CFO Commentary document as of December 11, 2018, Gallagher provided an estimate of our fourth quarter 2018 after-tax earnings for this line ranging between $18.0 million and $21.0 million. As shown above, Gallagher reported after-tax earnings for the fourth quarter of $22.0 million, which was moderately above our previously provided estimates primarily due to a colder than expected late December. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In the CFO Commentary document as of December 11, 2018, Gallagher provided an estimate of our fourth quarter 2018 after-tax loss for this line ranging between $7.0 million and $8.0 million.

Litigation Settlement - During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter resulted in quarterly after-tax charges being incurred through June 30, 2017. No such charges were incurred in this segment in 2018.

Home Office Lease Termination/Move - During first quarter 2017, Gallagher relocated its corporate office headquarters to a nearby suburb of Chicago. No such charges were incurred in this segment in 2018.

Impact of U.S. Tax Reform - Consists of the tax expense from (a) adjusting December 31, 2017 initial estimates from the U.S. tax legislation passed in the fourth quarter of 2017 and (b) the on-going impact of such legislation – principally the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses. Under the SEC Staff Accounting Bulletin No. 118 guidance, in Gallagher’s December 31, 2017 consolidated financial statements, we recognized provisional amounts for deferred income taxes and repatriation tax based on reasonable estimates and interpretations of the new tax legislation. The ultimate impact of the new tax legislation did differ from our estimated amounts as of December 31, 2017 amounts, due to, among other things, changes in interpretations and assumptions Gallagher made, or additional regulatory or accounting guidance that was issued with respect to the new tax legislation. Any additional taxes associated with the ongoing impact of the tax legislation had a de minimis impact on our cash taxes paid due to tax credits generated from our clean energy investments. In fourth quarter 2018, the Internal Revenue Service issued clarifying guidance related to the new tax legislation which resulted in Gallagher recognizing a tax benefit of $8.9 million in the quarter.

Corporate Legal Entity Restructuring - Consists of the tax benefit related to the release of valuation allowances that resulted from moving a legal entity within Gallagher’s subsidiary structure.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2018 and 2017 was (195.8)% and (168.8)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits.

Other

On January 8, 2019, Gallagher sold a travel insurance brokerage operation that was initially purchased in 2014. In the first quarter 2019, Gallagher expects to recognize a one-time, net gain between $0.20 and $0.23 of diluted net earnings per share as a result of the sale.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, January 31, 2019 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 35 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

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Impact of New Revenue Recognition Accounting Standard

A new revenue recognition accounting standard was adopted as of January 1, 2018, using the full retrospective method to restate each prior reporting period presented. The cumulative effect of the adoption was recognized as an increase to retained earnings of $125.3 million on January 1, 2016. The impact of the adoption of the new guidance resulted in changes to our accounting policies for revenue recognition, trade and other receivables, deferred contract costs and deferred revenues. The primary impacts of the new standard to our segments were as follows:

With respect to the Brokerage segment, the adoption of the new standard had a material impact on the presentation of our results of operations in certain quarters due to timing changes in the recognition of certain revenue and expenses. As a result, we reported a different seasonality with respect to quarterly results after the adoption of the new standard, with a shift in the timing of revenue recognized from the second, third and fourth quarters, to the first quarter.

With respect to the Risk Management segment, under the new standard, when we have the obligation to adjust claims until closure, and are compensated on a per claim basis, we record the full amount of the claim revenue upon notification of the claim and defer certain revenues to reflect delivery of services over the claim handling period. When our obligation is to provide claims services throughout a contract period, we recognize revenue ratably across that contract period. As such, the net impact of the new guidance requires greater initial revenue deferral and recognition over a longer period of time than under our previous accounting policies.

With respect to the Corporate segment, the timing related to recognition of revenue remains substantially unchanged. While there is no material impact on our annual after-tax earnings, there is a material change to our after-tax earnings in the interim quarterly periods, as income tax credits are recognized based on our quarterly consolidated pretax earnings patterns.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the impact of tax reform on our results and clean energy investments; (ii) the impact of the new revenue recognition accounting standard; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment and the state of insurance markets; and (v) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in our understanding of, or new IRS guidance relating to, tax reform; changes in worldwide and national economic conditions, including as a result of Brexit, a prolonged government shutdown or tariffs; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; and our actual experience implementing the new revenue recognition accounting standard.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

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Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 16 and 17 for a reconciliation of the adjustments made to income taxes.

•

Adjusted revenues and expenses - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

•

Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the brokerage segment) and revenues before reimbursements (for the risk management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•

Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to operations disposed of in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

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These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 14 and 15), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 3 and 4), for organic revenue measures (on pages 5 and 7, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 7 and 8), respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can also be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr Ended December 31,

(Unaudited - in millions except per share, percentage and workforce data)

Brokerage Segment	4th Q Ended Dec 31, 2018	4th Q Ended Dec 31, 2017 As Restated*	Year Ended Dec 31, 2018	Year Ended Dec 31, 2017 As Restated*
Commissions	$685.7	$624.2	$2,920.7	$2,641.0
Fees	231.2	195.6	958.5	855.1
Supplemental revenues	45.9	38.0	189.9	158.0
Contingent revenues	15.6	21.4	98.0	99.5
Investment income and gains realized on books of business sales	23.4	16.2	79.8	61.5

Total revenues	1,001.8	895.4	4,246.9	3,815.1

Compensation	615.3	555.9	2,447.1	2,212.3
Operating	175.9	164.1	673.5	614.0
Depreciation	15.5	15.9	60.9	61.8
Amortization	75.7	64.9	286.9	261.8
Change in estimated acquisition earnout payables	7.9	1.5	14.3	29.3

Expenses	890.3	802.3	3,482.7	3,179.2

Earnings before income taxes	111.5	93.1	764.2	635.9
Provision for income taxes	27.2	34.4	191.0	221.2

Net earnings	84.3	58.7	573.2	414.7
Net earnings (loss) attributable to noncontrolling interests	2.0	(0.1)	10.7	7.6

Net earnings attributable to controlling interests	$82.3	$58.8	$562.5	$407.1

EBITDAC
Net earnings	$84.3	$58.7	$573.2	$414.7
Provision for income taxes	27.2	34.4	191.0	221.2
Depreciation	15.5	15.9	60.9	61.8
Amortization	75.7	64.9	286.9	261.8
Change in estimated acquisition earnout payables	7.9	1.5	14.3	29.3

EBITDAC	$210.6	$175.4	$1,126.3	$988.8

Risk Management Segment	4th Q Ended Dec 31, 2018	4th Q Ended Dec 31, 2017 As Restated*	Year Ended Dec 31, 2018	Year Ended Dec 31, 2017 As Restated*
Fees	$202.1	$188.2	$797.8	$736.8
Investment income	0.1	0.2	0.5	0.6

Revenues before reimbursements	202.2	188.4	798.3	737.4
Reimbursements	34.1	33.9	141.6	136.0

Total revenues	236.3	222.3	939.9	873.4

Compensation	127.0	113.3	489.7	446.9
Operating	41.4	43.5	174.6	164.8
Reimbursements	34.1	33.9	141.6	136.0
Depreciation	10.4	8.0	38.7	31.1
Amortization	1.1	0.8	4.3	2.9
Change in estimated acquisition earnout payables	(5.5)	1.9	(4.7)	1.6

Expenses	208.5	201.4	844.2	783.3

Earnings before income taxes	27.8	20.9	95.7	90.1
Provision for income taxes	7.4	8.3	25.3	34.4

Net earnings	20.4	12.6	70.4	55.7
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$20.4	$12.6	$70.4	$55.7

EBITDAC
Net earnings	$20.4	$12.6	$70.4	$55.7
Provision for income taxes	7.4	8.3	25.3	34.4
Depreciation	10.4	8.0	38.7	31.1
Amortization	1.1	0.8	4.3	2.9
Change in estimated acquisition earnout payables	(5.5)	1.9	(4.7)	1.6

EBITDAC	$33.8	$31.6	$134.0	$125.7

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 11 of 17.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr Ended December 31,

(Unaudited - in millions except share and per share data)

Corporate Segment	4th Q Ended Dec 31, 2018	4th Q Ended Dec 31, 2017 As Restated*	Year Ended Dec 31, 2018	Year Ended Dec 31, 2017 As Restated*
Revenues from consolidated clean coal facilities	$404.2	$390.4	$1,694.6	$1,515.6
Royalty income from clean coal licenses	15.8	11.7	54.1	46.4
Loss from unconsolidated clean coal facilities	(0.7)	(0.4)	(2.4)	(1.5)
Other net revenues	—	—	0.9	—

Total revenues	419.3	401.7	1,747.2	1,560.5

Cost of revenues from consolidated clean coal facilities	434.2	420.5	1,816.0	1,635.9
Compensation	17.8	19.0	89.5	88.2
Operating	19.8	8.8	55.6	50.3
Interest	36.5	31.2	138.4	124.1
Depreciation	7.1	7.0	28.2	28.2

Expenses	515.4	486.5	2,127.7	1,926.7

Loss before income taxes	(96.1)	(84.8)	(380.5)	(366.2)
Benefit for income taxes	(119.2)	(92.0)	(412.8)	(412.7)

Net earnings	23.1	7.2	32.3	46.5
Net earnings attributable to noncontrolling interests	8.5	7.1	31.7	28.0

Net earnings attributable to controlling interests	$14.6	$0.1	$0.6	$18.5

EBITDAC
Net earnings	$23.1	$7.2	$32.3	$46.5
Benefit for income taxes	(119.2)	(92.0)	(412.8)	(412.7)
Interest	36.5	31.2	138.4	124.1
Depreciation	7.1	7.0	28.2	28.2

EBITDAC	$(52.5)	$(46.6)	$(213.9)	$(213.9)

Total Company	4th Q Ended Dec 31, 2018	4th Q Ended Dec 31, 2017 As Restated*	Year Ended Dec 31, 2018	Year Ended Dec 31, 2017 As Restated*
Commissions	$685.7	$624.2	$2,920.7	$2,641.0
Fees	433.3	383.8	1,756.3	1,591.9
Supplemental revenues	45.9	38.0	189.9	158.0
Contingent revenues	15.6	21.4	98.0	99.5
Investment income and gains realized on books of business sales	23.5	16.4	80.3	62.1
Revenues from clean coal activities	419.3	401.7	1,746.3	1,560.5
Other net revenues - Corporate	—	—	0.9	—

Revenues before reimbursements	1,623.3	1,485.5	6,792.4	6,113.0
Reimbursements	34.1	33.9	141.6	136.0

Total revenues	1,657.4	1,519.4	6,934.0	6,249.0

Compensation	760.1	688.2	3,026.3	2,747.4
Operating	237.1	216.4	903.7	829.1
Reimbursements	34.1	33.9	141.6	136.0
Cost of revenues from clean coal activities	434.2	420.5	1,816.0	1,635.9
Interest	36.5	31.2	138.4	124.1
Depreciation	33.0	30.9	127.8	121.1
Amortization	76.8	65.7	291.2	264.7
Change in estimated acquisition earnout payables	2.4	3.4	9.6	30.9

Expenses	1,614.2	1,490.2	6,454.6	5,889.2

Earnings before income taxes	43.2	29.2	479.4	359.8
Benefit for income taxes	(84.6)	(49.3)	(196.5)	(157.1)

Net earnings	127.8	78.5	675.9	516.9
Net earnings attributable to noncontrolling interests	10.5	7.0	42.4	35.6

Net earnings attributable to controlling interests	$117.3	$71.5	$633.5	$481.3

Diluted net earnings per share	$0.63	$0.39	$3.40	$2.64

Dividends declared per share	$0.41	$0.39	$1.64	$1.56

EBITDAC
Net earnings	$127.8	$78.5	$675.9	$516.9
Benefit for income taxes	(84.6)	(49.3)	(196.5)	(157.1)
Interest	36.5	31.2	138.4	124.1
Depreciation	33.0	30.9	127.8	121.1
Amortization	76.8	65.7	291.2	264.7
Change in estimated acquisition earnout payables	2.4	3.4	9.6	30.9

EBITDAC	$191.9	$160.4	$1,046.4	$900.6

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 11 of 17.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2018	Dec 31, 2017 As Restated*
Cash and cash equivalents	$607.2	$681.2
Restricted cash	1,629.6	1,623.8
Premiums and fees receivable	4,857.5	4,082.8
Other current assets	1,024.4	881.6

Total current assets	8,118.7	7,269.4
Fixed assets - net	436.9	412.2
Deferred income taxes (includes tax credit carryforwards of $856.9 in 2018 and $683.3 in 2017)	806.2	851.6
Other noncurrent assets	573.6	567.1
Goodwill	4,625.6	4,164.8
Amortizable intangible assets - net	1,773.0	1,644.6

Total assets	$16,334.0	$14,909.7

Premiums payable to underwriting enterprises	$5,740.2	$4,986.0
Accrued compensation and other current liabilities	1,055.1	947.8
Deferred revenue - current	379.3	355.3
Premium financing debt	154.0	151.1
Corporate related borrowings - current	365.0	290.0

Total current liabilities	7,693.6	6,730.2
Corporate related borrowings - noncurrent	3,091.4	2,691.9
Deferred revenue - noncurrent	78.4	75.3
Other noncurrent liabilities	900.9	1,112.6

Total liabilities	11,764.3	10,610.0

Stockholders’ equity:
Common stock - issued and outstanding	184.0	181.0
Capital in excess of par value	3,541.9	3,388.2
Retained earnings	1,558.6	1,221.8
Accumulated other comprehensive loss	(785.6)	(555.4)

Total controlling interests stockholders’ equity	4,498.9	4,235.6
Noncontrolling interests	70.8	64.1

Total stockholders’ equity	4,569.7	4,299.7

Total liabilities and stockholders’ equity	$16,334.0	$14,909.7

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

OTHER INFORMATION	4th Q Ended Dec 31, 2018	4th Q Ended Dec 31, 2017	Year Ended Dec 31, 2018	Year Ended Dec 31, 2017
Basic weighted average shares outstanding (000s)	183,834	181,038	182,740	180,074
Diluted weighted average shares outstanding (000s)	187,513	183,575	186,164	182,115
Number of common shares outstanding at end of period (000s)			183,969	181,039
Workforce at end of period (includes acquisitions):
Brokerage			22,934	20,049
Risk Management			6,269	5,872
Total Company			30,362	26,783

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
4th Q Ended Dec 31, 2018
Brokerage, as reported	$111.5	$27.2	$84.3	$2.0	$82.3	$0.44
Gains on book sales	(0.6)	(0.1)	(0.5)	—	(0.5)	—
Acquisition integration	1.2	0.3	0.9	—	0.9	—
Workforce & lease termination	12.0	3.0	9.0	—	9.0	0.05
Acquisition related adjustments	10.3	2.6	7.7	—	7.7	0.04

Brokerage, as adjusted	$134.4	$33.0	$101.4	$2.0	$99.4	$0.53

Risk Management, as reported	$27.8	$7.4	$20.4	$—	$20.4	$0.11
Workforce & lease termination	1.1	0.3	0.8	—	0.8	—
Acquisition related adjustments	(5.9)	(1.7)	(4.2)	—	(4.2)	(0.02)

Risk Management, as adjusted	$23.0	$6.0	$17.0	$—	$17.0	$0.09

Corporate, as reported	$(96.1)	$(119.2)	$23.1	$8.5	$14.6	$0.08
Corporate legal entity restructuring	—	22.0	(22.0)	—	(22.0)	(0.12)
Impact of tax reform	—	8.9	(8.9)	—	(8.9)	(0.05)

Corporate, as adjusted	$(96.1)	$(88.3)	$(7.8)	$8.5	$(16.3)	$(0.09)

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 11 of 17.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
4th Q Ended Dec 31, 2017 - As Restated*
Brokerage, as reported	$93.1	$34.4	$58.7	$(0.1)	$58.8	$0.32
Gains on book sales	(0.3)	(0.1)	(0.2)	—	(0.2)	—
Acquisition integration	5.1	1.2	3.9	—	3.9	0.02
Workforce & lease termination	15.7	3.6	12.1	—	12.1	0.07
Acquisition related adjustments	(1.9)	(0.4)	(1.5)	—	(1.5)	(0.01)
Levelized foreign currency translation	(1.3)	(0.3)	(1.0)	—	(1.0)	(0.01)

Brokerage, as adjusted	$110.4	$38.4	$72.0	$(0.1)	$72.1	$0.39

Risk Management, as reported	$20.9	$8.3	$12.6	$—	$12.6	$0.07
Workforce & lease termination	0.3	0.1	0.2	—	0.2	—
Acquisition related adjustments	1.7	0.5	1.2	—	1.2	0.01
Levelized foreign currency translation	0.1	—	0.1	—	0.1	—

Risk Management, as adjusted	$23.0	$8.9	$14.1	$—	$14.1	$0.08

Corporate, as reported	$(84.8)	$(92.0)	$7.2	$7.1	$0.1	$—
Impact of U.S. tax reform	2.5	4.0	(1.5)	—	(1.5)	(0.01)

Corporate, as adjusted	$(82.3)	$(88.0)	$5.7	$7.1	$(1.4)	$(0.01)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
Year Ended Dec 31, 2018
Brokerage, as reported	$764.2	$191.0	$573.2	$10.7	$562.5	$3.02
Gains on book sales	(10.2)	(2.3)	(7.9)	—	(7.9)	(0.04)
Acquisition integration	3.4	0.8	2.6	—	2.6	0.01
Workforce & lease termination	38.7	9.6	29.1	—	29.1	0.16
Acquisition related adjustments	21.6	5.3	16.3	—	16.3	0.09

Brokerage, as adjusted	$817.7	$204.4	$613.3	$10.7	$602.6	$3.24

Risk Management, as reported	$95.7	$25.3	$70.4	$—	$70.4	$0.38
Workforce & lease termination	4.7	1.2	3.5	—	3.5	0.01
Acquisition related adjustments	(6.0)	(1.7)	(4.3)	—	(4.3)	(0.02)

Risk Management, as adjusted	$94.4	$24.8	$69.6	$—	$69.6	$0.37

Corporate, as reported	$(380.5)	$(412.8)	$32.3	$31.7	$0.6	$—
Corporate legal entity restructuring	—	22.0	(22.0)	—	(22.0)	(0.12)
Impact of tax reform	—	8.9	(8.9)	—	(8.9)	(0.04)

Corporate, as adjusted	$(380.5)	$(381.9)	$1.4	$31.7	$(30.3)	$(0.16)

Year Ended Dec 31, 2017 - As Restated*
Brokerage, as reported	$635.9	$221.2	$414.7	$7.6	$407.1	$2.23
Gains on book sales	(3.4)	(1.0)	(2.4)	—	(2.4)	(0.01)
Acquisition integration	14.8	4.3	10.5	—	10.5	0.06
Workforce & lease termination	30.1	8.2	21.9	—	21.9	0.12
Acquisition related adjustments	24.9	8.2	16.7	—	16.7	0.09
Levelized foreign currency translation	2.8	1.0	1.8	—	1.8	0.01

Brokerage, as adjusted	$705.1	$241.9	$463.2	$7.6	$455.6	$2.50

Risk Management, as reported	$90.1	$34.4	$55.7	$—	$55.7	$0.31
Workforce & lease termination	0.9	0.4	0.5	—	0.5	—
Acquisition related adjustments	1.1	0.3	0.8	—	0.8	0.01
Levelized foreign currency translation	(0.3)	(0.1)	(0.2)	—	(0.2)	—

Risk Management, as adjusted	$91.8	$35.0	$56.8	$—	$56.8	$0.32

Corporate, as reported	$(366.2)	$(412.7)	$46.5	$28.0	$18.5	$0.10
Impact of U.S. tax reform	2.5	4.0	(1.5)	—	(1.5)	(0.01)
Litigation settlement	11.1	2.3	8.8	—	8.8	0.05
Home office lease termination/move	13.2	5.3	7.9	—	7.9	0.04

Corporate, as adjusted	$(339.4)	$(401.1)	$61.7	$28.0	$33.7	$0.18

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 11 of 17.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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